Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2010	2009
	($ in millions, except earnings per share)

Railway operating revenues:
Coal	$629	$602
General merchandise	1,199	975
Intermodal	410	366
Total railway operating revenues	2,238	1,943

Railway operating expenses:
Compensation and benefits	699	639
Purchased services and rents	335	355
Fuel	254	159
Depreciation	204	207
Materials and other	191	200
Total railway operating expenses	1,683	1,560

Income from railway operations	555	383

Other income - net	20	17
Interest expense on debt	119	117

Income before income taxes	456	283

Provision for income taxes:
Current	159	90
Deferred (note 1)	40	16
Total income taxes	199	106

Net income	$257	$177

Earnings per share (note 2):
Basic	$0.69	$0.48
Diluted	$0.68	$0.47

Weighted average shares outstanding (millions) (note 2):
Basic	369.5	366.2
Diluted	374.9	371.1

 See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2010	2009
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$1,161	$996
Short-term investments	225	90
Accounts receivable - net	867	766
Materials and supplies	180	164
Deferred income taxes	145	142
Other current assets	68	88
Total current assets	2,646	2,246

Investments	2,166	2,164

Properties less accumulated depreciation	22,697	22,643

Other assets	221	316
Total assets	$27,730	$27,369

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$987	$974
Short-term debt	-	100
Income and other taxes	252	109
Other current liabilities	306	232
Current maturities of long-term debt	648	374
Total current liabilities	2,193	1,789

Long-term debt	6,379	6,679

Other liabilities	1,794	1,801

Deferred income taxes	6,800	6,747
Total liabilities	17,166	17,016

Stockholders' equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 370,055,972 and 369,019,990 shares,
respectively, net of treasury shares	371	370
Additional paid-in capital	1,871	1,809
Accumulated other comprehensive loss	(834)	(853)
Retained income	9,156	9,027
Total stockholders' equity	10,564	10,353

Total liabilities and stockholders' equity	$27,730	$27,369

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2010	2009
	($ in millions)
Cash flows from operating activities:
Net income	$257	$177
Reconciliation of net income to net cash provided
by operating activities:
Depreciation	206	209
Deferred income taxes	40	16
Gains and losses on properties	(1)	(2)
Changes in assets and liabilities affecting operations:
Accounts receivable	(101)	39
Materials and supplies	(16)	3
Other current assets	17	35
Current liabilities other than debt	209	(107)
Other - net	147	(16)
Net cash provided by operating activities	758	354

Cash flows from investing activities:
Property additions	(256)	(243)
Property sales and other transactions	-	1
Investments, including short-term	(155)	-
Investment sales and other transactions	51	(2)
Net cash used in investing activities	(360)	(244)

Cash flows from financing activities:
Dividends	(126)	(125)
Common stock issued - net	21	6
Proceeds from borrowings	-	500
Debt repayments	(128)	(225)
Net cash provided by (used in) financing activities	(233)	156

Net increase in cash and cash equivalents	165	266

Cash and cash equivalents:
At beginning of year	996	618

At end of period	$1,161	$884

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$50	$49
Income taxes (net of refunds)	$-	$23

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   DEFERRED TAXES

During the first quarter of 2010, the Patient Protection and Affordable Care Act, and the Health Care and Education Reconciliation Act of 2010 were signed into law.  Provisions of these Acts eliminate, after 2012, the tax deduction available for reimbursed prescription drug expenses under the Medicare Part D retiree drug subsidy program.  As required by ASC 740, "Income Taxes," NS recorded a $27 million charge to deferred tax expense.

2.   EARNINGS PER SHARE

As required under the provisions of ASC 260-10, "Earnings Per Share," for basic earnings per share, income available to common stockholders for the first quarters of 2010 and 2009 reflects a $2 million reduction from net income for the effect of dividend equivalent payments made to holders of stock options.  In addition, for the first quarters of 2010 and 2009, diluted earnings per share were calculated under the more dilutive two-class method (as compared to the treasury stock method) and income available to common stockholders reflects a $2 million reduction from net income, in both periods, for dividend equivalent payments.